SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — February 20, 2008 (February 14, 2008)
BELL INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

California	001-11471	95-2039211

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8888 Keystone Crossing, Suite #1700, Indianapolis, IN	46240

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (317) 704-6000
Not Applicable
(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On February 14, 2008, Bell Industries, Inc. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with SkyGuard, LLC, a Delaware limited liability company (“SkyGuard”). Pursuant to the Purchase Agreement, the Company agreed to sell substantially all of the assets of the business related to the SkyGuard and FleetHawk products (the “Assets”) held by the Company. The consideration payable to the Company for the Assets is approximately $7 million in cash. The sale of the Assets pursuant to the Purchase Agreement is subject to certain customary closing conditions.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of President
     Effective February 15, 2008, Kevin J. Thimjon was promoted to President of the Company. Mr. Thimjon will maintain his other position of Chief Financial Officer with the Company.
     Mr. Thimjon, who is 41 years of age has served as the Company’s Chief Financial Officer since January 8, 2007. Previously, Mr. Thimjon served from 2004 as Division Chief Financial Officer, Systems Integration for Stanley Security Solutions, Inc., a division of The Stanley Works, an S&P 500 company. From 2002 until 2004, Mr. Thimjon served in various finance leadership roles for ISR Solutions, Inc., an integrator of sophisticated physical security solutions. Prior to that, from 1995 until 2001, Mr. Thimjon served in various finance leadership roles for U.S. Office Products Company, a multi-national supplier of office products and business services. Mr. Thimjon received his Bachelor of Arts in Accounting from Concordia College in 1988. Mr. Thimjon is a certified public accountant. Mr. Thimjon has no family relationships with any other director or executive officer of the Company. There are no transactions in which Mr. Thimjon has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     The material provisions of the terms of Mr. Thimjon’s employment are presented in the Employment Letter dated January 5, 2007 (the “Employment Letter”), between the Company and Mr. Thimjon, which was filed as an exhibit to the Company’s Current Report on Form 8-K dated January 5, 2007 and incorporated by reference herein. Effective as of February 15, 2008, Mr. Thimjon and the Company entered into an amendment to the Employment Letter (the “Amendment”) to reflect Mr. Thimjon’s promotion to President and to increase Mr. Thimjon’s base annual salary to $275,000. No other terms or provisions of the Employment Letter were amended. A copy of the Amendment is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 8.01 Other Events
     On February 15, 2008, the Company issued a press release announcing the entry into the Purchase Agreement and the promotion of Mr. Thimjon to President. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1- Asset Purchase Agreement dated February 14, 2008 between the Company and SkyGuard, LLC.

10.2- First Amendment to Employment Letter effective February 15, 2008 between the Company and Kevin Thimjon.

99.1- February 15, 2008 Press Release by the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.
Date: February 20, 2008	By:	/s/ Kevin J. Thimjon
	Name:	Kevin J. Thimjon
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset Purchase Agreement dated February 14, 2008 between the Company and SkyGuard, LLC.

10.2	First Amendment to Employment Letter effective February 15, 2008 between the Company and Kevin Thimjon.

99.1	February 15, 2008 Press Release by the Company.